Exhibit 10.2

FIRST AMENDMENT

TO

SOUTHERN FIRST BANK, N.A.

SALARY CONTINUATION AGREEMENT

            THIS FIRST AMENDMENT TO SALARY CONTINUATION AGREEMENT (this "Amendment") is executed by the undersigned to be effective ____________, 2008.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Salary Continuation Agreement (the "Agreement") by and between Greenville First Bank, N.A. now known as Southern First Bank, N.A. (the "Bank") and ____________________ (the "Executive").

W I T N E S S E T H :

            WHEREAS, the Bank, a South Carolina-chartered bank, amended its Charter to reflect the Bank's name change from Greenville First Bank, N.A. to Southern First Bank, N.A.;

            WHEREAS, on June 17, 2008 the Board of Directors of the Bank approved and authorized the Bank to amend Section 2.1.1 Amount of Benefit of ARTICLE 2 and Schedule A of the Agreement to reflect the increase in the amount of the annual benefit from _________________ ($_____________) Dollars to ____________________ ($_______________) Dollars;

            WHEREAS, the Bank, or its holding company, may be a participant in the United States Treasury Capital Purchase Program (the "Program") and, therefore, the Bank desires to amend the Agreement for the parties to acknowledge the possible payment limitations of the Agreement to the extent it may be required under the Program and related regulations; and

            WHEREAS, the parties now desire to enter into this Amendment to (i) reflect the name change of the Bank; (ii) increase the amount of the Normal Retirement Benefit; (iii) revise Schedule A to reflect such increase; and (iv) provide for limitations on any payments to be received by the Executive to the extent required under the Program.

            NOW THEREFORE, in consideration of the matters set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.    Any and all references in the Agreement to Greenville First Bank, N.A. shall now be references to Southern First Bank, N.A.;

2.    Section 2.1.1 Amount of Benefit of ARTICLE 2 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following Section 2.1.1:

"______________.  The annual benefit under this section ____ is _________________ ($____________) Dollars."

            3.  Schedule A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the First Amended Schedule A attached hereto and made a part hereof.

            4.         Section 2.9 is hereby added to the Agreement as follows:

"2.9      United States Treasury Capital Purchase Program Payment Limitations.  Notwithstanding anything in this Agreement to the contrary, any payments to the Executive shall be limited to the extent required under the United States Treasury Capital Purchase Program (the "Program") and related regulations in the event that the Bank or its holding company participates in the Program.  The Executive agrees to such amendments, agreements, or waivers that may be required by the United States Treasury or requested by the Bank or its holding company to comply with the terms of the Program. "

            5.    Except as expressly herein modified and amended, all terms, provisions, and conditions of the Agreement shall remain in full force and effect.

            6.    This Amendment may be executed in counterparts, each of which shall for all purposes be deemed an original, and all of such counterparts shall together constitute one and the same amendment.

            7.     This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives and assigns.

            IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed the 17th day of December, 2008, effective as of the date first written above.

EXECUTIVE:                                                          BANK:

                                                                                    .

                                                                                    By:

                                                                                    Its:

                                                                                    And By:

                                                                                    Its:            ________________________

First Amended Schedule A

Southern First Bank, N.A.

Salary Continuation Agreement

_____________________________

SCHEDULE A ASSUMPTIONS:

  Please Note:  The Schedule A calculations below are for illustrative and informational purposes only and are subject to change due to changes in the assumptions from time to time, such as changes in the assumed discount rate, variations between the assumed timing of certain payments and the eventual actual timing of such payments, and other factors.  The below calculations assume a six and one-quarter percent (6.25%) discount rate and an October 1, 2008 Amended SERP Effective Date.  If there is a contradiction between the terms of the Agreement and this Schedule A concerning the actual amount of a particular benefit amount due to the Executive, then the actual amount of the benefit set forth in the Agreement shall control.  If the Plan Administrator changes the discount rate employed for purposes of calculating the Accrual Balance, the Plan Administrator shall prepare or cause to be prepared a revised Schedule A for the Executive, which shall supersede and replace any and all Schedules A previously prepared under or attached to this Agreement.

  The Schedule A calculations below assume a benefit payable for the Executive’s lifetime after age sixty-five (65), with a minimum benefit for a fifteen (15) – year term certain period.

  The change-in-control benefit for Mr. Seaver is his normal retirement age Accrual Balance, without any additional discount for the time value of money.

  The Schedule A calculations assume that payment of the early termination and disability benefits begins immediately after the Executive attains age sixty-five (65).  The possible six (6) – month delay because of Internal Revenue Code section 409A is ignored for calculation purposes.

  The early termination and disability benefits are actually based on the Executive’s Accrual Balance existing at the end of the month immediately before early termination occurs or immediately before the month in which termination because of disability occurs, compounding this Accrual Balance forward to the Executive’s Normal Retirement Age taking into account interest at the discount rate or rates established by the Plan Administrator, and amortizing this resulting amount over the Executive’s lifetime for a fifteen (15) – year term certain period beginning with the Executive’s Normal Retirement Age.  For clarity, Schedule A shows early termination and disability benefits based on the Executive’s end-of-year Accrual Balances.  For example, Executive's $________ early termination and disability benefit at age ____ is based on his December 31, 2011 Accrual Balance, as compounded and amortized as discussed above.  Accordingly,

First Amended Schedule A

Southern First Bank, N.A.

Salary Continuation Agreement

 _____________________

SCHEDULE A ASSUMPTIONS (continued):

the $_________ early termination and disability benefit assumes his termination occurs in January 20___.

  The Schedule A calculations assume that the Executive is not entitled to an early termination benefit unless the Executive remains in the active employment of _______________ until at least _______ 20___.

First Amended Schedule A

__________________________________